UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

_______________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement.
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☒	Definitive Proxy Statement
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PURPLE INNOVATION, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2018

TO THE STOCKHOLDERS OF PURPLE INNOVATION, INC.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Purple Innovation, Inc., a Delaware corporation (the “Company” or “Purple”), will be held on May 11, 2018, at 10:00 a.m. Mountain Time at the offices of Dorsey & Whitney LLP at 111 S. Main Street, Salt Lake City, Utah 84111, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.       ELECTION OF DIRECTORS. To elect the seven (7) directors named in the attached proxy statement;

2.       RATIFICATION OF AUDITORS. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ended December 31, 2018; and

3.       ANY OTHER BUSINESS that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 2, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. We recommend that stockholders vote “FOR” the matters listed above. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mail, sign, date and promptly return the proxy card. To ensure that all your shares are voted, please vote once for each Notice or proxy card you receive. You may revoke your proxy at any time prior to the Annual Meeting.

If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Annual Meeting.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

YOUR VOTE IS VERY IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 11, 2018: The proxy statement and the Annual Report are available at
 http://investors.purple.com/sec-filings.

PURPLE INNOVATION, INC.
By Order of the Board of Directors,

/s/ Terry V. Pearce
Terry V. Pearce
Chief Executive Officer
Chairman of the Board
Alpine, Utah, April 16, 2018

PURPLE INNOVATION, INC.

123 East 200 North

Alpine, Utah 84004

(801) 756-2600

PROXY STATEMENT

SOLICITATION OF PROXIES

The enclosed proxy is solicited on behalf of Purple Innovation, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. Mountain Time on May 11, 2018, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held at the offices of Dorsey & Whitney LLP at 111 S. Main Street, Salt Lake City, Utah 84111.

This proxy statement and form of proxy are first being sent or given to our stockholders on or about April 16, 2018, along with our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2018 (the “the 2017 Form 10-K”), and our Current Report on Form 8-K, as filed with the SEC on February 8, 2018, as amended by Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on February 14, 2018 and Amendment No. 2 to Current Report on Form 8-K/A filed with the SEC on March 15, 2018 (the “Current Reports” and together with the 2017 Form 10-K the “Annual Report”). We will bear the cost of solicitation of proxies. Expenses include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our voting stock. Our regular employees may further solicit proxies by telephone, by mail, in person or by electronic communication and will not receive additional compensation for such solicitation.

Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later dated proxy and delivering it to our Corporate Secretary, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote in person at the Annual Meeting you will be required to present a legal proxy from your broker, bank or other nominee. Directions to the Annual Meeting may be obtained by calling (801) 756-2600 ext. 116, for stockholders who plan to attend the Annual Meeting.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders who owned Purple Innovation, Inc. Class A Common Stock, par value $0.0001 per share (the “Class A Stock”), or Class B Common Stock, par value $0.0001 per share (the “Class B Stock” and together with the Class A Stock the “Common Stock”), at the close of business on April 2, 2018 (the “Record Date”) are entitled to receive notice of, attend and vote at the Annual Meeting.

Each share of Class A Stock and Class B Stock, voting together as a single class, is entitled to one vote. On the Record Date, there were 9,682,855 shares of Class A Stock outstanding, held by approximately four stockholders of record, and 44,071,318 shares of Class B Stock outstanding, held by one stockholder of record.

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting must be represented, in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxy that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non-votes will not be voted on proposals on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (the “NYSE”), including Proposal 1.

The voting standards for the two matters to be acted upon at the meeting are as follows:

•         Proposal 1. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors, provided a quorum is present in person or by proxy. A plurality means that the seven nominees receiving the most votes for election to a director position are elected as directors. Thus, the seven candidates with the most affirmative votes will be elected at the Annual Meeting.

•         Proposal 2. Pursuant to our bylaws, the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018 will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal.

Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the determination of any of the proposals. In addition, Proposal 2 is a stockholder advisory vote and will not be binding on the Board of Directors.

Other Information

We were originally incorporated in Delaware in May 2015 as Global Partner Acquisition Corp. (“GPAC”), as a special purpose acquisition company (“SPAC”), formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On August 4, 2015, GPAC consummated its initial public offering (the “IPO”), following which its shares began trading on Nasdaq. On February 2, 2018 (the “Closing Date”), GPAC consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (“Purple LLC”), InnoHold, LLC, a Delaware limited liability company and the sole equity holder of Purple LLC (“InnoHold”), and Global Partner Sponsor I LLC, solely in its capacity thereunder as the representative of GPAC after the consummation of the transactions contemplated by the Merger Agreement (the “Parent Representative” or the “Sponsor”), which provided for the Company’s acquisition of Purple LLC’s business through a merger of Merger Sub with and into Purple LLC, with Purple LLC being the survivor in the merger (the “Business Combination”). Pursuant to the terms of the Merger Agreement, InnoHold received 44,071,318 newly issued shares of Class B Stock, representing approximately 82% of the outstanding voting power of the Company. Therefore, as a result of the Business Combination, the Company is now controlled by InnoHold, over which Terry Pearce and Tony Pearce share control.

In connection with the closing of the Business Combination, GPAC changed its name to “Purple Innovation, Inc.” and its trading symbols on Nasdaq from “GPAC,” and “GPACW,” to “PRPL” and “PRPLW”.

As used in this proxy statement, unless the context otherwise requires, references to the “Company,” “Purple,” “we,” “us” and “our” refer to Purple Innovation, Inc. and, where appropriate, its subsidiary Purple Innovation, LLC. References to “GPAC” refer to Global Partner Acquisition Corp., prior to the Business Combination.

i

ANNUAL MEETING OF STOCKHOLDERS

We have sent you this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at our 2018 Annual Meeting of Stockholders to be held on May 11, 2018 (the “Annual Meeting”), at the offices of Dorsey & Whitney LLP at 111 S. Main Street, Salt Lake City, Utah 84111, at 10:00 a.m., Mountain Time, and at any adjournments or postponements thereof.

This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

This proxy statement and form of proxy are first being sent or given to our stockholders on or about April 16, 2018, along with our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2018 (the “the 2017 Form 10-K”), and our Current Report on Form 8-K, as filed with the SEC on February 8, 2018, as amended by Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on February 14, 2018 and Amendment No. 2 to Current Report on Form 8-K/A filed with the SEC on March 15, 2018 (the “Current Reports” and together with the 2017 Form 10-K the “Annual Report”). The Proxy Statement and the Annual Report are available online at: http://investors.purple.com/sec-filings.

Information About the Annual Meeting

When is the Annual Meeting?

The Annual Meeting will be held at 10:00 a.m., Mountain Time, on Friday, May 11, 2018.

Where is the Annual Meeting?

The Annual Meeting will be held at the offices of Dorsey & Whitney LLP at 111 S. Main Street, Salt Lake City, Utah 84111.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders and any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. All stockholders must check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of calculating whether a quorum is present. On the Record Date, there were 53,754,173 shares of Common Stock outstanding, including 9,682,855 shares of Class A Stock outstanding, held by approximately four stockholders of record, and 44,071,318 shares of Class B Stock outstanding, held by one stockholder of record.

What are the recommendations of the Board?

Unless you instruct otherwise on your proxy card or in person at the Annual Meeting, the persons named as proxy holders will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth below.

1.       Proposal No. 1: “FOR” the election of each Board nominee set forth in this proxy statement; and

2.       Proposal No. 2: “FOR” the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018.

The proxy holders will vote in their own discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

Information About Voting

Who can vote at the Annual Meeting?

All stockholders of record at the close of business on the Record Date, April 2, 2018, are entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

What are the voting rights of the holders of the common stock?

Holders of our Common Stock will vote on all matters to be acted upon by the stockholders at the Annual Meeting. Each outstanding share of Common Stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

How do I vote?

You may attend the Annual Meeting and vote in person. Alternatively, you may vote your shares by completing, signing and dating your proxy card and returning it to us on or prior to May 10, 2018 (proxy cards received after May 10, 2018 (i.e., on or after the Annual Meeting date) will not be counted). Please note that by casting your vote by proxy you are authorizing the individuals named as proxy holders to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

If you want to vote in person at the Annual Meeting and you hold shares of our common stock in street name, you should follow the instructions in proxy card or your broker should give you instructions for voting your shares. You may vote your shares beneficially held through your broker in person if you attend the Annual Meeting and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Purple and its stockholders.

What happens if I do not vote my shares?

If you are a stockholder of record and you do not vote by proxy card or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

If you hold shares of our Common Stock in street name and you do not direct your broker or nominee how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under the rules of the New York Stock Exchange, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposal 1. We believe that Proposal 2 — ratification of our auditor — is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing a notice of revocation with the Secretary of Purple. You may also change your vote at any time before the proxy is exercised by sending a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy. For information regarding how to vote in person, see “How do I vote?” above.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A plurality means that the seven nominees receiving the most votes for election to a director position are elected as directors. Thus, the seven candidates with the most affirmative votes will be elected at the Annual Meeting.

Proposal 2: Ratification of Auditors. The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018 will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting entitled to vote thereon vote in favor of the proposal.

What is a broker non-vote?

A broker non-vote occurs when a broker does not vote on a particular proposal with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include matters such as the election of directors, the approval of, and amendments to, stock plans and the approval of an amendment to a company’s certificate of incorporation. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum present at the Annual Meeting for the purpose of transacting business.

Who can help answer my other questions?

If you have more questions about the Annual Meeting, or require assistance in submitting your proxy or voting your shares, please contact J. Scott Askew, our Deputy General Counsel, at (801) 756-2600 ext. 116 or by email at scott.a@purple.com. If your broker, dealer, commercial bank, trust company or other nominee holds your shares, you should also call your broker, dealer, commercial bank, trust company or other nominee for additional information.

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of Purple, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. Each share of Purple Common Stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Methods of Voting

You may vote by mail or in person at the Annual Meeting.

Voting by Mail. You may vote by mail by completing, signing and dating your proxy card and returning it to us on or prior to May 10, 2018 (proxy cards received after May 10, 2018 (i.e., on or after the Annual Meeting date) will not be counted). Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting in Person at the Meeting. If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must, before the deadline stated above:

•         provide written notice of the revocation to our Corporate Secretary at our principal executive office, 123 East 200 North, Alpine, Utah 84004; or

•         attend the Annual Meeting and vote in person.

Quorum and Voting Requirements

Stockholders of record at the close of business on the Record Date are entitled to receive notice and vote at the meeting. On the Record Date, there were 9,682,855 shares of Class A Stock outstanding, held by approximately four stockholders of record, and 44,071,318 shares of Class B Stock outstanding, held by one stockholder of record. Each holder of Common Stock voting at the meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the meeting. Stockholders may not cumulate votes in the election of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)      a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees; and

(2)      the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018 will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting entitled to vote thereon vote in favor of the proposal.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. With regard to Proposal

One, broker non-votes and votes marked “withheld” will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With regard to Proposal Two, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and other non-routine matters as determined by the New York Stock Exchange. Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors or any other non-routine matters, no votes will be cast on your behalf for non-routine matters.

Voting of Proxies

When a vote is properly cast via proxy card, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

(1)      “for” the election of each Board nominee set forth in this proxy statement unless the authority to vote for such directors is withheld;

(2)      “for” the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

(3)      at the discretion of your proxy holder, on any other matter that may be properly brought before the meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by e-mail and mail.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, investors.purple.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, copies of our 2017 Form 10-K and the Current Reports. Any exhibits listed in the 2017 Form 10-K or the Current Reports also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at our executive offices set forth in this proxy statement.

This proxy statement and our Annual Report are also available at: http://investors.purple.com/sec-filings.

All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov, or reviewed and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call (800) 732-0330 for further information on the Public Reference Room.

The Class A Stock and our warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols PRPL and PRPLW, respectively, and reports and other information on the Company can be reviewed at the office of Nasdaq.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 11, 2018: This proxy statement and our Annual Report are available at
 http://investors.purple.com/sec-filings.

PROPOSAL NO. 1 — election of directors

Overview

There are currently seven members of our Board. The terms of all of our directors are scheduled to expire at the 2018 Annual Meeting of Stockholders, at which time all seven of the incumbents will stand for re-election. The seven director nominees, if elected, will serve a one-year term until the 2019 annual meeting of Stockholders and until their successors are duly elected and qualified.

Nominees

The Board has nominated the following individuals to serve on the Board of Directors.

•         Terry V. Pearce

•         Tony M. Pearce

•         Gary DiCamillo

•         Pano Anthos

•         Claudia Hollingsworth

•         Gary Kiedaisch

•         Adam Gray

Business background and biographical information on Terry V. Pearce, Tony M. Pearce, Gary DiCamillo, Pano Anthos, Claudia Hollingsworth, Gary Kiedaisch and Adam Gray is set forth below under “Executive Officers and Directors.”

Vote Required

A plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees. The seven nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

The Board recommends that stockholders vote “FOR” the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted “for” the election of each of these director nominees.

EXECUTIVE OFFICERS AND DIRECTORS

Business Combination

Prior to the Business Combination, the Company’s board of directors was comprised of five individuals: Gary DiCamillo, Pano Anthos, William Kerr, Paul Zepf and Jeffrey Weiss. In connection with the Closing of the Business Combination, three of GPAC’s directors, William Kerr, Paul Zepf and Jeffrey Weiss, resigned, and, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the remaining directors (i) increased the size of the Board of Directors of the Company to eight directors and (ii) appointed as replacements Terry V. Pearce, Tony M. Pearce, Claudia Hollingsworth, Gary Kiedaisch, Adam Gray and Samuel D. Bernards. On March 13, 2018, Mr. Bernards resigned from the Board of Directors.

Also in connection with the Business Combination, GPAC’s Chief Executive Officer, Paul Zepf, and Chief Financial Officer, Andrew Cook, tendered their resignations, effective immediately upon the closing of the Business Combination (the “Closing”), and the new executive officers of the Company, as set forth below, were appointed effective as of the Closing. In addition, effective upon the Closing, Samuel D. Bernards was appointed Chief Executive Officer of the Company. On March 13, 2018, Mr. Bernards resigned from his position as Chief Executive Officer and Terry V. Pearce was appointed Chief Executive Officer.

Directors and Officers

Our executive officers and directors and their ages as of the Record Date, are as follows:

Name	Age	Title
Terry V. Pearce*†	69	Director, Chief Executive Officer and Co-Director of Research and Development
Tony M. Pearce*	62	Director and Co-Director of Research and Development
Jodi Deputy	44	Head of Purple People
Daniel G. Hill	38	Chief Retail Officer
W. Alexander McArthur	41	Chief Marketing Officer
Casey K. McGarvey	58	Chief Legal Officer and Secretary
Wayne Moorehead	43	Chief Brand Officer
Charles A. Smith	49	Chief Operating Officer
Russ Whatcott	41	Director of Innovation
Mark Watkins	43	Chief Financial Officer and Treasurer
Gary DiCamillo*+	67	Director
Pano Anthos*	59	Director
Claudia Hollingsworth*†+	57	Director
Gary Kiedaisch*†+	71	Director
Adam Gray*†	52	Director

____________

*         Nominee for election to Board

+        Member of the Audit Committee

†         Member of the Compensation Committee

Executive Officers and Employee-Directors

Terry V. Pearce is a co-founder of Purple and has served as Chief Executive Officer since March 13, 2018 and as Co-Director of Research and Development and a director since the Closing. Prior to the Closing, Mr. Pearce served as a Manager of Purple since its inception in 2010 as WonderGel, LLC. Prior to founding Purple, Mr. Pearce was a manager of various technology companies owned by Mr. Pearce and his brother Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Pearce holds a Bachelor’s of Science degree in Civil Engineering from the University of Utah. As a co-founder of Purple, Mr. Pearce brings to the Board his extensive knowledge of Purple and its products. On March 13, 2018, Mr. Pearce was appointed the Chief Executive Officer of the Company.

Tony M. Pearce is a co-founder of Purple and has served as Co-Director of Research and Development and a Director since the Closing. Prior to the Closing, Mr. Pearce served as a Manager of Purple since its inception in 2010 as WonderGel, LLC. Prior to founding Purple, Mr. Pearce was a manager of various technology companies owned by Mr. Pearce and his brother Terry Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Pearce holds a Bachelor’s of Science degree in Civil Engineering from Brigham Young University and a Master’s of Business Administration from the University of Phoenix. As a co-founder of Purple, Mr. Pearce brings to the Board his extensive knowledge of Purple and its products.

Jodi Deputy has served as Head of Purple People since 2017. Prior to serving as Head of Purple People, she was a consultant to Purple in 2016. Ms. Deputy has over 15 years of experience in human resource and organizational leadership, including as Vice President of Field Services for Jamberry from 2014-2015, Senior Director of Human Resources for inContact, Inc. from 2012 to 2014, and a variety of human resource management positions for GE Healthcare from 2002 to 2012, including serving as Human Resources Manager for GE Healthcare’s Healthcare Information Technologies division from 2009 to 2012. Ms. Deputy obtained a Bachelor’s of Science degree in Public Health from Utah State University and holds a Master’s of Business Administration from Brigham Young University.

Daniel G. Hill has served as Purple’s Chief Retail Officer since 2015. Prior to serving as the Chief Retail Officer, he was the President of Purple from its inception in 2010 as WonderGel, LLC to 2015. He also served as the President of one of the various technology companies owned by Terry and Tony Pearce known as EquaPressure, LLC, until it was combined into Purple. From 2004 to 2015, Mr. Hill worked for various technology companies also owned by Terry and Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Hill attended Brigham Young University, where he obtained a Bachelor’s of Science degree in Psychology. Mr. Hill is the son-in-law of Tony Pearce.

W. Alexander McArthur has served as the Chief Marketing Officer of Purple since 2016. Prior to serving as the Chief Marketing Officer, he was a consultant to Purple from 2015 to 2016 and assisted in developing Purple’s marketing strategy. He has over 10 years of experience in managing internet and traditional marketing. Prior to joining Purple, Mr. McArthur served in marketing management positions for several startups in the e-commerce industry, including as Vice President of Digital Marketing at Modere from 2014 to 2015, an independent marketing consultant from 2012 to 2014, Vice President of Digital Marketing at Purch from 2011 to 2012, Vice President at SEO.com from 2009 to 2010 and Vice President of Internet Marketing at OrangeSoda from 2006 to 2009. Mr. McArthur studied Communications at Brigham Young University.

Casey K. McGarvey has served as the Chief Legal Officer and General Counsel of Purple since its inception in 2010 as WonderGel, LLC. He also has served as General Counsel of various technology companies owned by Terry and Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology from 2008. Prior to joining Purple and other affiliated companies such as EdiZONE, Mr. McGarvey was a shareholder, partner or of counsel at several law firms. Mr. McGarvey has a Bachelor’s of Arts in political science, a Juris Doctor and an Executive Masters of Business Administration, each from the University of Utah.

Wayne Moorehead has served as the Chief Brand Officer of Purple since February 2017. Mr. Moorehead has over 15 years of experience in marketing and brand development. Prior to joining Purple, Mr. Moorehead served as a strategic advisor at SUCCESS Magazine from 2015 to 2017, as Chief Strategist at Hint Creative from 2013 to 2017, as Chief Marketing Officer at Nature’s Sunshine Products from 2012-2013, as a brand strategist at Case Agency from 2010 to 2012, and as Chief Marketing Officer at MonaVie from 2005 to 2010, and in other marketing roles at other companies from 2000 to 2005. Mr. Moorehead holds a Bachelor’s of Science degree in Marketing Communications and Advertising and a Master’s of Business Administration, with an emphasis in marketing, both from Brigham Young University.

Charles A. Smith has served as the Chief Operating Officer of Purple since July 2017. Mr. Smith has over 25 years of experience in operations and engineering. Prior to joining Purple, Mr. Smith served as the Managing Partner of Milestone Management Partners from 2015 to 2017 and as Vice President of Global Operations at Morinda from 2009 to 2015. Mr. Smith holds a Bachelor of Science degree in Technology Management from Utah Valley University, a Master’s of Business Administration from Brigham Young University, and a Master’s of Business Operational Excellence from The Ohio State University.

Russ Whatcott has served as the Director of Innovation for Purple since 2017. Prior to joining Purple, Mr. Whatcott served as the Chief Engineer of various technology companies owned by Terry and Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology, from 2005. Mr. Whatcott obtained a Bachelor’s of Science degree in Manufacturing Engineering Technology and a Master’s degree in Manufacturing Systems, both from Brigham Young University.

Mark Watkins has served as Chief Financial Officer since November 2017. Prior to joining Purple, Mr. Watkins served as the Chief Financial Officer at Traeger Grills, a post he held from March 2015 through October 2017. From 2002 through March 2015, he held various positions at Nu Skin Enterprises, Inc. (NYSE: NUS), including Vice President of Sales Operations and Vice President of Finance. Prior to joining Nu Skin, Mr. Watkins worked at the accounting firm of PricewaterhouseCoopers LLP, where he performed financial statement audits. Mr. Watkins holds a Master’s and a Bachelor’s in Accounting from Brigham Young University.

Non-Employee Directors

Gary T. DiCamillo served as one of GPAC’s directors since GPAC’s initial public offering and became a director of Purple at the Closing. Since June 2017, he has served as President and Chief Executive Officer of Universal Trailer Corporation, a manufacturer of leading livestock and utility trailer brands. Since January 2010, Mr. DiCamillo has been the managing partner of Eaglepoint Advisors, LLC, a privately held advisor to boards and chief executive officers in matters of strategy, organization and the management of business transition issues. Prior to that he was the former president and chief executive officer of Advantage Resourcing (formerly known as RADIA International), a group of privately held technical, professional and commercial staffing companies based in Dedham, Massachusetts, from 2002 until August 2009. Previously, he was chairman and chief executive officer at the Polaroid Corporation from 1996 to 2002. He also has served as president of Worldwide Power Tools and Accessories at Black & Decker Corporation from 1986 to 1996 and before that as vice president/general manager for Culligan U.S.A., a division of Beatrice Corporation. He began his career in brand management at Procter & Gamble Co., followed by several years as a manager at McKinsey & Company. Mr. DiCamillo was elected as a director of Whirlpool Corporation (NYSE:WHR) in 1997 and served as chairman of its audit committee from April 2013 to April 2017. He continues to serve as a director of Whirlpool Corporation. He also served as a board member of The Sheridan Group, Inc., a digital and analog printing company, from May 1989 until February 2017; a board member of Pella Corp., a window and door manufacturer, from 1993 until 2007, then again from May 2010 until the present, where he has chaired the compensation committee since May 2015; a board member of Berkshire Manufactured Products Corp., a manufacturer of aircraft engine parts, from February 2011 to September 2015, where he chaired the audit committee from May 2012 to September 2015; a board member of Universal Trailer Corp., a manufacturer of horse, livestock and cargo trailers for farm, recreational, and commercial markets, since March 2011 and a board member of Select Staffing Corp., a commercial and specialty contract staffing company, from May 2014 to August 2016, where he has chaired the compensation committee. He serves on the boards of trustees at Rensselaer Polytechnic Institute, the Museum of Science in Boston, Spoleto Festival USA and Spoleto Festival, USA and previously served as a board member of the Massachusetts Business Roundtable. Mr. DiCamillo is a graduate of Harvard Business School where he earned a Master of Business Administration. He also holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute. Mr. DiCamillo is a member of GPAC’s Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational, financial and management background.

Pano Anthos served as one of GPAC’s directors since GPAC’s initial public offering and became a director of Purple at the Closing. Since August 2015, Mr. Anthos has been the Managing Director of XRC Labs and XRC Fund, a retail and consumer goods technology accelerator based in New York City and co-sponsored by Parsons School of Design and Kurt Salmon. Since October 2011, Mr. Anthos has been a partner of Eaglepoint, running their digital transformation practice. He has over 25 years of technology Chief Executive Officer and founder experience, having built new businesses in B2B and B2C markets across Web, social, mobile and gaming platforms. Since November 2012, Mr. Anthos has also been a co-founder of GatherEducation, a virtual reality classroom platform that recreates the physical classroom online to enable great teachers to teach students on low bandwidth, 3G networks. From September 2010 to October 2011, Mr. Anthos founded and ran Guided Launch, an advisory firm that incubated startups in the media and advertising spaces. From 2007 to August 2010, Mr. Anthos founded Hangout Industries, the first virtual reality gaming platform on Facebook, leveraging real world fashion brands and partners such as Conde Nast, Steve Madden and Paige Denim to generate brand experiences for its players. From 2003 to 2006, Mr. Anthos founded Pantero, a semantic web integration platform that major telecom and insurance companies use to integrate multiple disparate systems. From 1984 to 2001, Mr. Anthos co-founded and built Clearcross, a global logistics platform to manage cross border shipments for global manufacturers and e-commerce companies in over 20 countries. Mr. Anthos also served on the board of directors of FCA International. Mr. Anthos holds a Master of International Affairs from Columbia University, was an International Fellow and holds a Bachelor of Arts from the University of Delaware.

Mr. Anthos is a member of the Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational and management background.

Gary A. Kiedaisch was appointed to our board of directors immediately following the closing of the Business Combination. Mr. Kiedaisch has over thirty years of experience in managing international consumer products companies specializing in sports and outdoor recreation. He has served as the Executive Chairman of BigMouth Inc. since 2016. Through 2015 and 2016, Mr. Kiedaisch partnered with CID Capital Partners to identify BigMouth, Inc. as an acquisition target and negotiate the transaction. Upon the closing of CID Capital Partners’ acquisition of BigMouth, Inc., Mr. Kiedaisch assumed the role of Executive Chairman. From 2008 to 2014, Mr. Kiedaisch was the Chairman and CEO of Igloo Products Corporation. From 2004 to 2007, Mr. Kiedaisch served as the President and CEO of The Coleman Company, Inc. Earlier in his career, Mr. Kiedaisch also served as the CEO for multiple other consumer products and outdoor recreation companies, including Nike Bauer Hockey, Bolle Eyewear and Stowe Mountain Resort. We believe that Mr. Kiedaisch is well-qualified to serve on our board of directors due to his extensive operational and management background with consumer product companies, as well as his prior experience serving as a director for other consumer products companies.

Claudia Hollingsworth was appointed to our board of directors immediately following the closing of the Business Combination. Ms. Hollingsworth has thirty years of experience in managing manufacturers, wholesalers and retailers of consumer products. Since November 2016, she has served as Chief Executive Officer of i2CEO, a c-level consulting company. From July 2012 to October 2016 she served as Chief Executive Officer of Gump’s San Francisco, a luxury home furnishing apparel and jewelry multi-channel retailer. From May 2011 to June 2012, Ms. Hollingsworth served as Chief Executive Officer of i2CEO. Prior to that, she served as president of H.D. Buttercup from July 2007 to May 2011 and CEO and president of GBH, Inc. from March 2004 to July 2007. Earlier in her career she held various executive management positions with Michael Anthony Jewelers, M.Z. Berger and OroAmerica. We believe that Ms. Hollingsworth is well-qualified to serve on our board due to her extensive operational and management background with consumer product and retail companies.

Adam Gray was appointed to our board of directors following the closing of the Business Combination. Mr. Gray is a co-founder of Coliseum Capital Management, LLC, a private firm that makes long-term investments in both public and private companies, including the Company, and has been a managing partner of the firm since December 2005. Coliseum Capital Management, LLC, is the investment manager of the Coliseum Investors and Coliseum Co-Invest Debt Fund, L.P. Mr. Gray has served as non-executive Chairman of Redflex Holdings Limited since February 2014 and a director since December 2013; has been non-executive Chairman of the Pas Group Limited since August 2017 and a director since February 2016; and on the board of directors of New Flyer Industries, Inc. since March 2012. Mr. Gray served on the board of directors of Blue Bird Corporation from February 2015 until September 2017, DEI Holdings, Inc. from February 2009 until its sale in June 2011, and Benihana Inc. from September 2010 until its sale in August 2012. From January 2005 until November 2005, Mr. Gray was a consultant for a private investment firm. From 2003 to 2004, Mr. Gray served as Executive Vice President, Strategic Projects and Capital Management at Burger King Corp, and from 1993 to 2003, held several executive positions with the Metromedia Restaurant Group, comprised of S&A Restaurant Corp. and Metromedia Steakhouses Company, LP, which included the Bennigan’s, Steak & Ale, Ponderosa and Bonanza restaurant concepts. Prior to that time, Mr. Gray served as an Associate at Kluge & Co. and an analyst in Morgan Stanley’s Merchant Banking Group. Mr. Gray holds both a Bachelor of Science in Economics with a concentration in Finance from the Wharton School of Business and a Bachelor of Science in Mechanical Engineering from the School of Engineering & Applied Science at the University of Pennsylvania. We believe that Mr. Gray is well-qualified to serve on our board due to his extensive operational, financial and management background.

Currently, directors are elected on an annual basis. The term of each director’s service expires at our next annual meeting of stockholders and at such time as his or her successor is duly elected and qualified. Officers serve at the discretion of the Board.

Terry Pearce and Tony Pearce are brothers. Daniel G. Hill is the son-in-law of Tony Pearce.

Composition and Structure of Our Board of Directors

Our board of directors consists of seven directors who have been elected or appointed to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Pursuant to that certain subscription agreement dated February 1, 2018 between the Company, Coliseum Capital Partners, L.P.

(“CCP”) and Blackwell Partners LLC, the Company agreed to, at each election of directors of the Company, nominate a designee of CCP to become a member of the board of directors. Adam Gray is the current designee of CCP.

Our Board of Directors is currently led by its chairman, Terry V. Pearce. While we believe it is currently in the best interest of the Company and its stockholders to have a person other than our Chief Executive Officer serve in such capacity, Mr. Pearce has also served as our Chief Executive Officer since the resignation of Samuel D. Bernards as our Chief Executive Officer. Mr. Pearce will serve as Chief Executive Officer until the Board identifies a replacement Chief Executive Officer. We expect that, once a new Chief Executive Officer has been appointed, we will separate the roles of Chief Executive Officer and chairman of the board of directors. Our board believes that separating these roles provides the appropriate balance between strategy development, flow of information between management and the board of directors, and oversight of management. We believe this provides guidance for our board of directors, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.

At each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our board of directors (including a vacancy created by an increase in the size of the board of directors) may be filled solely by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until such director’s successor is elected and qualified.

We are a “controlled company” under the rules of the NASDAQ because more than 50% of our outstanding voting power is held by InnoHold. The rules of NASDAQ exempt a “controlled company” from certain corporate governance rules relating to director independence and committees and we intend to rely on certain of these exemptions. While a controlled company is not required to have a majority of independent directors on its board of directors, our bylaws provide that our board of directors shall consist of a majority of independent directors unless otherwise determined by a unanimous vote of our board of directors or unless our bylaws are amended by our stockholders. Our board of directors has determined that Messrs. Anthos, DiCamillo, Gray and Kiedaisch and Ms. Hollingsworth are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules.

Committees of the Board of Directors

The standing committees of our board of directors will consist of an Audit Committee and a Compensation Committee. The Audit Committee and the Compensation Committee will report to the board of directors as it deems appropriate and as the board may request. The composition, duties and responsibilities of each committee is expected to be as set forth below. A copy of each committee’s charter is available on our website at http://www.purple.com. The information on this website is not part of this proxy statement.

Audit Committee

Our Audit Committee consists of Mr. DiCamillo, Mr. Kiedaisch and Ms. Hollingsworth. Mr. DiCamillo serves as chair of the Audit Committee. Our board of directors has determined that each of these directors qualifies as an independent director according to the rules and regulations of the SEC and NASDAQ listing requirements with respect to audit committee membership. Our board of directors has also determined that Mr. DiCamillo qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. The charter of our Audit Committee, which can be found on our website at http://www.purple.com, details the principal function of the Audit Committee to be as follows:

•         the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•         pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•         reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•         setting clear hiring policies for employees or former employees of the independent auditors;

•         setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•         obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•         reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•         reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The charter also provides that the Audit Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Audit Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Compensation Committee

Our Compensation Committee consists of Mr. Gray, Ms. Hollingsworth, Mr. Kiedaisch and Terry Pearce. Mr. Kiedaisch will serve as the chair of the Compensation Committee. Our board of directors has determined that each of Mr. Gray, Ms. Hollingsworth and Mr. Kiedaisch is an independent director under the rules and regulations of the SEC and NASDAQ listing requirements. Mr. Pearce does not qualify as an independent director. We intend to rely upon the “controlled company” exemption under the rules of NASDAQ that would otherwise require that we have a Compensation Committee comprised entirely of independent directors. The charter of our Compensation Committee, which can be found on our website at http://www.purple.com, details the principal functions of the Compensation Committee to be as follows:

•         reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•         reviewing and approving the compensation of all of our other executive officers;

•         reviewing our executive compensation policies and plans;

•         implementing and administering our incentive compensation equity-based remuneration plans;

•         assisting management in complying with our proxy statement and annual report disclosure requirements;

•         producing a report on executive compensation to be included in our annual proxy statement; and

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Nominating and Corporate Governance Committee

We intend to rely upon the “controlled company” exemption relating to the Nominating and Corporate Governance Committee requirements under the rules of the NASDAQ. Pursuant to this exception, we will be exempt from the rules that would otherwise require that we have a Nominating and Corporate Governance Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our website http://www.purple.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. This website and the information on this website are not part of this proxy statement.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, our board of directors oversees the risk management processes. Our board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board administers this risk management oversight function, our Audit Committee supports our board in discharging its oversight duties and addresses risks inherent in its area.

Compensation Committee Interlocks and Insider Participation

During the years ended December 31, 2016 and December 31, 2017, decisions regarding the compensation of our executive officers were made by the managers of Purple LLC, Terry Pearce and Tony Pearce, who also served as executive officers of Purple LLC. Going forward, the determination of compensation for our executive officers will be made by our Compensation Committee, subject to Board approval. Terry Pearce, who currently serves as our Chief Executive Officer, is a member of the Compensation Committee. Mr. Pearce will receive no additional compensation relating to his service as Chief Executive Officer beyond what he already receives as a Co-Director of Research and Development.

Board Meetings and Attendance at Annual Meetings

Prior to the Business Combination, our board consisted of five directors: Paul Zepf, William Kerr, Gary DiCamillo, Jeffrey Weiss and Pano Anthos. Messrs. Zepf, Kerr and Weiss resigned upon the consummation of the Business Combination. In 2017, GPAC’s board of directors held seven meetings and its audit committee held four meetings. GPAC’s compensation committee did not hold any meetings in 2017. During fiscal 2017 each of our directors attended at least 75% of the meetings of our board of directors and of the committees on which he serves or served. GPAC did not hold a regular annual meeting in fiscal 2017. In fiscal 2017 Purple LLC had a board of directors consisting of Terry Pearce and Tony Pearce, who attended at least 75% of the meetings of Purple LLC’s board of directors. Purple LLC did not, and was not required to, hold a regular annual meeting in 2017.

Director Compensation

Prior to the Business Combination, none of GPAC’s directors received any cash (or non-cash) compensation for services rendered to the Company. Purple did not pay any director fees in 2015, 2016 or 2017. Compensation earned by directors was earned in their capacity as named executive officers and is described below. The Board has determined that each non-employee director shall receive $100,000 in annual compensation, which shall be split 50% in cash and 50% in equity of the Company. In addition, the chair of the Audit Committee shall receive additional annual compensation of $15,000. The chair of the Compensation Committee shall receive additional annual compensation of $10,000.

Stockholder Communications with Directors

We have not adopted a formal process for stockholder communications with the board of directors. We currently believe it is appropriate to not have a formal process for stockholder communications with the board of directors. Nevertheless, we have tried to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the board of directors has been good. A stockholder may submit any communication with directors to us at our corporate offices, to the attention of Casey K. McGarvey, Chief Legal Officer and Secretary.

Board Diversity

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our board of directors. To accomplish that objective, the board of directors considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill and other qualities in the context of the needs of our board of directors. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis prohibited by law. The board of directors evaluates its effectiveness in achieving diversity on the board of directors through its annual review of board member composition.

Director Independence

We have seven directors serving on our board of directors. Our Class A Common Shares are listed on the NASDAQ Capital Market. Using the definition of independence set forth in the rules of NASDAQ, our board of directors has determined that five of our directors are independent: Pano Anthos, Gary DiCamillo, Adam Gray, Gary Kiedaisch and Claudia Hollingsworth.

EXECUTIVE COMPENSATION

Summary Compensation Table

Prior to the Business Combination, none of GPAC’s executive officers or directors received any cash (or non-cash) compensation for services rendered to the Company. Prior to the Business Combination, GPAC paid the Sponsor a total of $10,000 per month for office space, utilities and administrative services.

The following table sets forth the compensation paid to the Company’s named executive officers for services performed during 2017 and 2016, in their capacities as executive officers of Purple LLC:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(5)	Stock and Option Awards	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(4)	Total
Terry V. Pearce,	2017	$298,333	$869	$0	$0	$24,890	$324,092
Chief Executive Officer and Co-Director of Research and Development(2)(3)	2016	230,000	0	0	25,292	30,839	286,131
Tony M. Pearce,	2017	298,333	0	0	0	52,439	350,772
Co-Director of Research and Development(2)(3)	2016	230,000	0	0	25,292	52,062	307,354
Samuel D. Bernards(6)	2017	260,000	869	0	1,500	14,122	276,491
Former Chief Executive Officer	2016	75,833	0	0	0	0	75,833
Casey K. McGarvey	2017	301,535	869	0	1,500	12,054	315,958
Chief Legal Officer & Secretary	2016	314,655	0	0	0	14,312	328,967
W. Alexander McArthur	2017	252,499	869	0	1,500	13,921	268,790
Chief Marketing Officer	2016	195,000	0	0	0	0	195,000

____________

Notes

(1)      The figures shown for non-equity incentive plan compensation represent cash bonuses paid to named executive officers that are tied to financial and operational objectives that were achieved within the applicable fiscal year.

(2)      Prior to Mr. Bernards joining Purple in 2016, Terry and Tony Pearce jointly served as Chief Executive Officer of Purple LLC.

(3)      These officers also served as directors of Purple LLC in 2016 and 2017 but did not receive compensation for their service as directors.

(4)      “All other compensation” for fiscal 2017 is comprised of the following:

For Mr. Terry Pearce, $717 related to dental insurance; $2,208 related to the payment of personal utilities expenses; and $21,966 related to personal landscaping services.

For Mr. Tony Pearce, $17,571 related to medical, health and dental insurance; $1,190 related to the payment of personal utilities expenses; $21,966 related to personal landscaping services; and $11,712 related to personal freight charges.

For Mr. Bernards, $14,122 related to medical, health and dental insurance.

For Mr. McGarvey, $12,054 related to medical, health and dental insurance.

For Mr. McArthur, $13,921 related to medical, health and dental insurance.

“All other compensation” for fiscal 2016 is comprised of the following:

For Mr. Terry Pearce, $814 related to dental insurance; $12,637 related to the payment of personal utilities expenses; and $17,388 related to personal landscaping services.

For Mr. Tony Pearce, $22,037 related to medical, health and dental insurance; $12,637 related to the payment of personal utilities expenses; and $17,388 related to personal landscaping services.

For Mr. McGarvey, $14,312 related to medical, health and dental insurance.

(5)      “Bonus” for fiscal 2017 was comprised of an $869 discretionary bonus for each of Messrs. Terry Pearce, Bernards, McGarvey and McArthur.

(6)      Mr. Bernards resigned from his position as the Company’s Chief Executive Officer on March 13, 2018.

Overview

We intend to develop an executive compensation program designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success.

Decisions on the executive compensation program will be made by disinterested members of our Board of Directors. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Board of Directors. The executive compensation program actually adopted will depend on the judgment of the members of the Board of Directors and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Board of Directors will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: a base salary, cash bonuses and long-term incentive-based compensation in the form of equity-based awards.

Base Salary

Other than for Mr. Bernards, Purple’s named executive officers’ base salaries will continue as described in the Summary Compensation Table above, subject to the terms of applicable employment agreements as further described under “Employment Agreements, Non-Competition and Non-Solicitation Agreements” below and will be reviewed annually by the Board of Directors based upon advice and counsel of its advisors.

Bonuses

We intend to use cash bonuses for Purple’s named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. Near the beginning of each year, the Board of Directors will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers in its sole discretion, subject to the terms of their employment agreements. Following the end of each year, the Board of Directors will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers in its sole discretion and subject to ratification by the board of directors.

Stock-Based Awards

We intend to use stock-based awards to reward long-term performance of the named executive officers and certain key employees. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of the named executive officers with the interests of our stockholders and serve to motivate and retain these individuals. Stock-based awards will be awarded under the Purple Innovation, Inc. 2017 Equity Incentive Plan, which has been adopted by our board of directors and approved by our stockholders at the special meeting of stockholders.

The purpose of this plan will be to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, directors and consultants equity-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the Company’s stockholders.

The Purple Innovation, Inc. 2017 Equity Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock and other stock-based awards.

Directors, officers and other employees and subsidiaries and affiliates, as well as others performing consulting or advisory services for the Company and its subsidiaries, will be eligible for grants under the Purple Innovation, Inc. 2017 Equity Incentive Plan.

The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Purple Innovation, Inc. 2017 Equity Incentive Plan or with respect to which awards may be granted may not exceed 4,100,000.

Employment Agreements, Non-Competition and Non-Solicitation Agreements

Terry Pearce and Tony Pearce have each entered into employment agreements with the Company.

Pursuant to their respective agreements, Terry Pearce and Tony Pearce serve as Co-Directors of Research and Development of the Company. The employment agreements have an initial term through December 31, 2021 (the “Initial Employment Term”) and will be automatically renewable unless terminated by the Company or the employee. Under the employment agreements, the employees are entitled to receive compensation at the rate of $320,000 per year in 2018, increasing annually by $20,000 and by a minimum of $20,000 per year commencing in 2022. In addition, the employee is entitled to receive bonuses and certain benefits. The employment agreements provide, among other things, that the employees are not required to work a particular number of hours for the Company or to be based at any particular location. The employment agreements also provide certain post-employment benefits if a termination arises without cause (as defined) by the Company or with good reason (as defined) by the employee. In such events, the employee would be entitled to be paid all accrued obligations, together with a lump sum payment equal to the amount of salary and benefits from the termination date until the end of the Initial Employment Term or, if the termination occurs following the Initial Employment Term, during the calendar year in which such termination occurred. In addition, the employment agreements provide for the payment of certain benefits upon the death, permanent disability or incapacity of the employee.

Terry Pearce and Tony Pearce are also directors of the Company and control a majority of the voting shares of the Company through InnoHold.

Mr. Bernards served as the Chief Executive Officer of Purple before the Business Combination. Mr. Bernards resigned as the Chief Executive Officer of the Company on March 13, 2018. Pursuant to that certain letter agreement, dated September 27, 2016, Mr. Bernards was employed by Purple at will. Prior to his resignation, Mr. Bernards’ annual base salary was $260,000. Pursuant to the letter agreement, he was eligible to participate in Purple’s key employee incentive plan and also received 4.00% of the profit interests of Purple through Purple Team, LLC and certain ancillary benefits. As of the date of his resignation, only a portion of Mr. Bernards’ profits interests had vested. In connection with his resignation, we entered into a separation with Mr. Bernards, pursuant to which Mr. Bernards received severance of six months’ pay, payable over a twelve-month period.

Other Compensation

We expect to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. We also expect to continue to provide certain perquisites to the named executive officers, subject to the Board of Directors’ ongoing review.

Profits Interest Plan

Purple previously awarded profits interests to Purple Team LLC and Purple Team LLC awarded an equivalent number of Purple Team LLC profits interests to certain Company employees, including 4,000,000 profits interests to our former Chief Executive Officer Sam Bernards (approximately 35% of which were vested at the time of Mr. Bernards’ resignation, with the remaining amount cancelled upon his resignation), 1,000,000 to Casey McGarvey and 1,000,000 to W. Alexander McArthur. These awards were deemed for accounting purposes to be granted subsequent to December 31, 2016. Grants were memorialized with (a) an award agreement between Purple, Purple Team LLC and each applicable employee, (b) equity incentive plans of Purple and Purple Team LLC and (c) ratifying consents of Purple and Purple Team LLC. In connection with the Business Combination, Purple Team LLC merged with and into InnoHold and the profits interests previously issued to Purple Team LLC were cancelled and the members of Purple Team LLC received profits interests in InnoHold, on substantially the same terms as the Purple Team LLC profits interests previously issued. The profits interests vest ratably over the period set forth in the original award agreement. However, holders of vested profits interests will receive no economic benefit until the holders of InnoHold’s preferred and Class A units receive their preferred return provided in InnoHold’s Amended and Restated Operating Agreement. The profits interests are subject to a $135 million threshold before they are eligible to participate in any economic benefits. Pursuant to the terms of InnoHold’s Amended and Restated Operating Agreement, forfeited profits interest are cancelled and no longer eligible for future issuance.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain covered officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, eliminates the current exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit, effective for taxable years beginning on and after January 1, 2018. While the Compensation Committee considers the deductibility of executive compensation under Section 162(m) when evaluating particular compensation programs in the context of the Compensation Committee’s broader compensation objectives and overall compensation philosophy, the Compensation Committee understands that, particularly in light of the changes under the Act, it is possible that the compensation payable to our named executive officers will exceed the $1.0 million limit under Section 162(m) in one or more future years. We believe that in establishing the cash and equity incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more named executive officers with the opportunity to earn incentive compensation, whether through annual cash incentive programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the named executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Outstanding Equity Awards at Fiscal 2017 Year End

Purple did not have any outstanding equity awards at December 31, 2017, other than the profits interest plan described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of common stock of the Company as of the Record Date by:

•         each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Stock or Class B Stock;

•         each of our current executive officers and directors; and

•         all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Class A Stock		Class B Stock
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Outstanding Class A Stock Beneficially Owned	Shares Beneficially Owned	Percentage of Outstanding Class B Stock Beneficially Owned
David Golub(2)(14)	1,013,106	9.8%	—	—
Paul Zepf(3)(14)	670,571	6.7%	—	—
Coliseum Investors and Coliseum Co-Invest Debt Fund, L.P.(4)(14)	8,184,999	65.1%	—	—
Baleen Capital(5)	1,345,000	13.1%	—	—
Greenhaven Road Capital Fund 1, L.P.(6)	1,400,000	13.6%	—	—
Royce Value Trust, Inc.(7)	875,000	8.7%	—	—
David Capital Partners Fund, LP and Pleiades Investment Partners – DC, L.P.(8)	630,000	6.3%	—	—
InnoHold, LLC(9)	—	—	44,071,318	100%
Terry V. Pearce(9)	—	—	44,071,318	100%
Tony M. Pearce(9)	—	—	44,071,318	100%
Adam Gray(4)(14)	8,184,999	65.1%	—	—
Gary DiCamillo(10)(14)	102,596	1.1%	—	—
Pano Anthos(11)(14)	14,785	*	—	—
Gary Kiedaisch	—	—	—	—
Claudia Hollingsworth	—	—	—	—
Samuel D. Bernards(12)(13)	—	—	—	—
Jodi Deputy(12)	—	—	—	—
Daniel G. Hill(12)	—	—	—	—
W. Alexander McArthur(12)	—	—	—	—
Casey K. McGarvey(12)	—	—	—	—
Wayne Moorehead(12)	—	—	—	—
Charles A. Smith	—	—	—	—
Mark A. Watkins	—	—	—	—
Russ Whatcott(12)	—	—	—	—
Wayne Moorehead(12)	—	—	—	—
All directors and executive officers (16 individuals)	8,301,879	65.8%	44,071,318	100%

____________

*         Less than 1%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 123 East 200 North, Alpine, Utah 84004. The table above does not include the Company’s 15,525,000 publicly traded warrants as none of the individuals presented hold such warrants.

(2)      Consists of (a) 376,414 shares of Class A Common Stock, all of which are subject to lock-up, vesting or forfeiture provisions, and (b) 636,692 shares of Class A Common Stock that could be obtained upon the exercise of Sponsor Warrants.

(3)      Consists of (a) 288,556 shares of Class A Common Stock, all of which are subject to lock-up, vesting or forfeiture provisions, and (b) 382,015 shares of Class A Common Stock that could be obtained upon the exercise of Sponsor Warrants.

(4)      Consists of (i) 3,837,635 shares of Class A Stock held by Coliseum Capital Partners, L.P. (“CCP”), of which 937,635 shares of Class A Stock are subject to a lock-up period, vesting and/or forfeiture in accordance with the terms described below, (ii) 1,370,668 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by CCP, (iii) 1,000,000 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by Coliseum Co-Invest Debt Fund, L.P. (“CCDF”), (iv) 1,456,115 shares of Class A Stock held by Blackwell Partners LLC – Series A (“Blackwell”), of which 356,115 shares of Class A Stock are subject to a lock-up period, vesting and/or forfeiture in accordance with the terms described below, and (v) 520,581 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by Blackwell. Adam Gray, a director of the Company, is (i) the manager of Coliseum Capital, LLC, which is the general partner of CCP and CCDF and (ii) the managing partner of Coliseum Capital Management, LLC, which is the attorney-in-fact of Blackwell, and Mr. Gray has voting and dispositive control over such securities held by CCP, CCDF and Blackwell. Mr. Gray disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The business address of each of CCP, CCDF, Blackwell and Mr. Gray is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(5)      Consists of (i) 557,500 shares of Class A Stock held by Baleen Capital Fund LP (“BCF”), (ii) 418,125 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by BCF, (iii) 50,000 shares of Class A Stock issuable upon the exercise of Public Warrants held by BCF, (iv) 182,500 shares of Class A Stock held by Baleen Capital Investors II LLC (“BCI”), and (v) 136,875 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by BCI. The business address of each of BCF and BCI is 404 5th Avenue, Floor 3, New York, New York 10018.

(6)      Consists of (i) 800,000 shares of Class A Stock and (ii) 600,000 shares of Class A Stock issuable upon the exercise of Sponsor Warrants. The business address of Greenhaven Road Capital Fund 1, LP is 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.

(7)      Consists of (i) 500,000 shares of Class A Stock and (ii) 375,000 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held in the name of Canoe & Co. The business address of Royce Value Trust, Inc. is 745 Fifth Avenue, New York, New York 10151.

(8)      Consists of (i) 135,000 shares of Class A Stock held by David Capital Partners Fund, LP (“DCPF”), (ii) 101,250 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by DCPF, (iii) 225,000 shares of Class A Stock held by Pleiades Investment Partners – DC, L.P. (“PIP”), and (iv) 168,750 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by PIP. Each of DCPF and PIP is managed by David Capital Partners, LLC. The business address of DCPF is 737 N. Michigan Avenue, Suite 1405, Chicago, Illinois 60611. The business address of PIP is 6022 West Chester Pike, Newtown Square, Pennsylvania 19073

(9)      The shares of Class B Stock held by InnoHold, LLC are beneficially owned by Terry Pearce and Tony Pearce, who serve as directors of the Company. Each of Terry and Tony Pearce may be deemed to beneficially own the shares of Class B Stock held by InnoHold, LLC. Voting and disposition decisions with respect to such securities are made jointly by Terry and Tony Pearce. Each of Terry and Tony Pearce disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(10)    Consists of (i) 55.904 Founder Shares and (ii) warrants to purchase 46,690 shares of Class A Stock. The address of the reporting person is 1 Rockefeller Plaza, 10th Floor, New York, New York 10020.

(11)    Consists of (i) 13.370 Founder Shares and (ii) warrants to purchase 1,415 shares of Class A Stock. The address of the reporting person is 1 Rockefeller Plaza, 10th Floor, New York, New York 10020.

(12)    This employee currently owns interests in InnoHold, LLC which, upon vesting and the satisfaction of other requirements, will give the employee the right to receive a certain number of shares of Class B Stock of the Company. The number of shares of Class B Stock such employee will be entitled to is unknown at this time.

(13)    On March 13, 2018, Mr. Bernards resigned as the Chief Executive Officer of the Company.

(14)    The shares of Class A Stock subject to vesting will be forfeited eight years from the Closing, unless any of the following events (each a “Triggering Event”) occurs prior to that time:(i) the closing price of the Class A Stock on the principal exchange on which it is listed is at or above $12.50 for 20 trading days over a thirty trading day period (subject to certain adjustments), (ii) a change of control of the Company, (iii) a “going private” transaction by the Company pursuant to Rule 13e-3 under the Exchange Act or such other time as the Company ceases to be subject to the reporting obligations under Section 13 or 15(d) of the Exchange Act, or (iv) the time that the Company’s Class A Stock ceases to be listed on a national securities exchange. Such shares of Class A Stock will no longer be subject to forfeiture upon the occurrence of a Triggering event.

Certain Relationships and Related Transactions

Related Party Transactions

Purple leases its facilities in Alpine, Utah from TNT Holdings, LLC, which is beneficially owned by Tony Pearce and Terry Pearce. The total amount of rent incurred to TNT Holdings, LLC for the building lease on the Alpine facility in 2016 and 2017 were $0.9 million and $1.0 million, respectively.

On December 15, 2016, Purple and EdiZONE, LLC, which is beneficially owned by Tony Pearce and Terry Pearce, entered into an amended and restated license agreement to terminate certain royalties owed by Purple to EdiZONE, LLC. This agreement was terminated effective December 27, 2016 pursuant to the Termination of Restated Confidential Technology License Agreement between EdiZONE and Purple, for itself and on behalf of EquaPressure, LLC.

On December 15, 2016, EquaPressure, LLC, a wholly owned subsidiary of Purple, and EdiZONE, LLC entered into an amended and restated license agreement to terminate certain royalties owed by EquaPressure, LLC to EdiZONE, LLC. This agreement was terminated effective December 27, 2016 pursuant to the Termination of Restated Confidential Technology License Agreement between EdiZONE and Purple, for itself and on behalf of EquaPressure, LLC.

Effective December 27, 2016, Purple and EdiZONE, LLC executed a confidential assignment and license back agreement, pursuant to which certain intellectual property owned by EdiZONE was assigned to Purple and a subset of such intellectual property (related to non-consumer fields and consumer fields of use currently licensed to third parties) was licensed back on a fully paid and royalty-free basis to EdiZONE from Purple to enable EdiZONE to continue licensing such intellectual property to third party licensees. All royalties on such third-party licenses are paid directly to EdiZONE without any payments going back to Purple. Portions of these royalties are paid to Terry Pearce, Tony Pearce and Casey McGarvey On March 3, 2017, a confirmatory assignment for patents and a confirmatory assignment for trademarks was executed by EdiZONE (as assignor) and Purple (as assignee) as separate short-form documentation of the intellectual property assignments reflected in the confidential assignment and license back agreement for filing with the USPTO. The effect of this agreement is subject to change with the expiration/termination of third-party licenses related to the licensed intellectual property from EdiZONE.

Also effective December 27, 2016, Purple and EdiZONE, LLC entered into an Exclusive License Agreement, pursuant to which EdiZONE provided Purple with an exclusive, paid up and irrevocable license to certain trademarks owned by EdiZONE. On April 11, 2017, certain of the trademarks licensed to Purple were assigned by EdiZONE to Purple under an assignment agreement.

Purple previously awarded profits interests to Purple Team LLC and Purple Team LLC awarded an equivalent number of Purple Team LLC profits interests to certain Company employees, including 4,000,000 profits interests to our former Chief Executive Officer Sam Bernards, 1,000,000 to Casey McGarvey and 1,000,000 to W. Alexander McArthur. These awards were deemed for accounting purposes to be granted subsequent to December 31, 2016. Grants were memorialized with (a) an award agreement between Purple, Purple Team LLC and each applicable employee, (b) equity incentive plans of Purple and Purple Team LLC and (c) ratifying consents of Purple and Purple Team LLC. In connection with the Business Combination, Purple Team LLC merged with and into InnoHold and the profits interests previously issued to Purple Team LLC were cancelled and the members of Purple Team LLC received profits interests in InnoHold, on substantially the same terms as the Purple Team LLC profits interests previously issued. The profits interests vest ratably over the period set forth in the award agreement. However, holders of vested profits interests will receive no economic benefit until the holders of InnoHold’s preferred and Class A units receive their preferred return provided in InnoHold’s Amended and Restated Operating Agreement. The profits interests are subject to a $135 million threshold before they are eligible to participate in any economic benefits. Pursuant to the terms of InnoHold’s Amended and Restated Operating Agreement, forfeited profits interest are cancelled and no longer eligible for future issuance.

On February 10, 2017, Purple entered into a Shared Services Agreement with EdiZONE, LLC, effective January 1, 2017, pursuant to which each of Purple and EdiZONE agreed to provide certain operational and administrative support services. Pursuant to the Shared Services Agreement, Casey McGarvey, Purple’s Chief Legal Officer, and other employees of Purple provide services to EdiZONE, LLC. Mr. McGarvey also provides similar services to InnoHold,

LLC, the controlling member of Purple. In the year ended December 31, 2017, Purple did not receive from EdiZONE, LLC any amounts under this agreement.

In December 2016, Purple and InnoHold executed an Equity Transfer Agreement pursuant to which InnoHold transferred to Purple all of the issued and outstanding equity of EquaPressure, LLC. In consideration of the EquaPressure, LLC equity, InnoHold forgave a note from Purple to InnoHold, in part via conversion to equity, and Purple issued a new demand note to InnoHold due April 22, 2017 in the amount of $300,000 with interest at 7%. Purple paid the demand note in full on April 21, 2017 by paying Tony and Terry Pearce at the request of InnoHold. In connection with the Equity Transfer Agreement, and effective December 15, 2016, EquaPressure, LLC assigned to Purple an agreement between EquaPressure and certain customers of EquaPressure.

On November 1, 2017, Purple and EdiZONE executed the Amended and Restated Confidential Assignment and License Back agreement, pursuant to which EdiZONE assigned substantially all of its intellectual property to Purple and Purple licensed back to EdiZONE such intellectual property for use outside the consumer comfort and cushioning field of use reserved by Purple. EdiZONE also agreed to notify Purple of any breach of a third party license agreement relating to consumer comfort intellectual property or consumer comfort products and Purple reserved the right to enforce EdiZONE’s rights with respect to such violations, provided that Purple agreed to pay the costs of such enforcement and to indemnify EdiZONE for any losses arising therefrom. EdiZONE further agreed not to extend such third party licenses or waive any such violations, or to settle any claim with respect thereto, without Purple’s consent. In addition, EdiZONE also agreed to not sell or transfer any of its assets or assign any intellectual property or licenses relating to certain consumer comfort products and related intellectual property without Purple’s consent. EdiZONE has agreed not to use any intellectual property in the consumer comfort or cushioning field of use, subject only to its existing third party licenses. EdiZONE previously granted third party licenses in the consumer comfort and cushioning field of use, and the Confidential Assignment and License Back Agreement allows EdiZONE to maintain these existing license agreements. On March 14, 2018, Purple and EdiZONE further amended and restated the Confidential Assignment and License Back Agreement to correct some inconsistencies in the agreement.

On February 2, 2018, in connection with the Closing, the Company entered into the Exchange Agreement with InnoHold, which provides for the exchange of Class B Units and of Class B Stock issued in connection with the Business Combination into shares of Class A Stock. The initial exchange ratio will be (i) one Class B Unit plus (ii) one share of Class B Stock for one share of Class A Stock, in each case subject to certain adjustments.

On February 2, 2018, in connection with the Closing, the Company entered into the Tax Receivable Agreement with InnoHold. Pursuant to the Tax Receivable Agreement, the Company is required to pay InnoHold 80% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in the case of an early termination payment by the Company, or a change of control of the Company) as a result of the increases in tax basis and certain other tax benefits related to the payment of the Cash Consideration pursuant to the Merger Agreement and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock. The Company would retain the remaining 20% of cash savings, if any, realized. All payments of tax savings to InnoHold will be the Company’s obligation, and not that of Purple LLC.

On February 2, 2018, in connection with the Closing, the Company entered into the Registration Rights Agreement with InnoHold and the Parent Representative. Under the Registration Rights Agreement, InnoHold holds registration rights that obligate the Company to register for resale under the Securities Act, all or any portion of the Equity Consideration (including Class A Stock issued in exchange for the Equity Consideration pursuant to the Exchange Agreement) (the “Registrable Securities”) so long as such shares are not then restricted under the Lock-Up Agreement. InnoHold is entitled to make a written demand for registration under the Securities Act of all or part of its Registrable Securities (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company shall give notice to InnoHold as to the proposed filing and offer InnoHold an opportunity to register the sale of such number of Registrable Securities as requested by InnoHold in writing. In addition, subject to certain exceptions, InnoHold is entitled under the Registration Rights Agreement to request in writing that the Company register the resale of any or all of its Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

On February 2, 2018, in connection with the Closing, InnoHold and Tony Pearce and Terry Pearce, who together own a majority of InnoHold (collectively with InnoHold, the “Sellers”), entered into the Non-Competition Agreement with the Company, Purple LLC and their respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”). Pursuant to the Non-Competition Agreement, for a period from the Closing until three years thereafter (or if later, until the one year anniversary of the date on which the Sellers, their affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of the Company or any of its subsidiaries (the “Termination Date”)), each Seller and its affiliates will not, without the Company’s prior written consent, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of), an entity that engages in the business of (i) designing and manufacturing comfort technology products worldwide to improve how people sleep, sit, and stand, including mattresses, pillows, platform bases and cushions, and (ii) marketing, licensing and selling its products worldwide through direct-to-consumer, traditional retail channels and partnerships (collectively, the “Business”) anywhere in the world, subject to certain specified exceptions for existing relationships. However, the Covered Parties and their affiliates are permitted under the Non-Competition Agreement to own passive portfolio company investments of no more than 2% in a competitor of the Covered Parties, so long as the Sellers, their affiliates and their respective stockholders, directors, officer, managers and employees who were involved with the business of the Covered Parties are not involved in the management or control of such competitor.

On February 2, 2018, in connection with the Closing, InnoHold entered into a lock-up agreement with the Company and the Parent Representative (“Lock-Up Agreement”) with respect to the equity securities of both the Company and Purple LLC received in the Business Combination (the “Restricted Securities”). Pursuant to the Lock-Up Agreement, InnoHold agreed that it will not, from the Closing until the earliest of (x) the one year anniversary of the Closing, (y) the date on which the last sale price of the Class A Stock (or any successor publicly traded common equity security) equals or exceeds $12.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (z) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange either equity holdings in us for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Restricted Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). However, InnoHold is allowed to transfer any of its Restricted Securities under certain limited exceptions, including to affiliates, to family members or to its equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement. InnoHold is also permitted to transfer the Restricted Securities pursuant to an underwritten public offering to which all of the parties to the Lock-Up Agreement shall have consented.

As described above, Purple does not yet have procedures for reviewing related party transactions. Accordingly, none of the listed transactions was approved according to the procedures that we describe will be implemented going forward.

Review and Approval of Related Party Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

•         whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•         whether there are business reasons for us to enter into the transaction;

•         whether the transaction would impair the independence of an outside director;

•         whether the transaction would present an improper conflict of interest for any director or executive officer; and

•         any pre-existing contractual obligations.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the year ended December 31, 2017, we believe that each person who, at any time during such year, was a director, officer, or beneficial owner of more than 10% of our common stock met the filing requirements during such year.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF BDO USA, LLP

Changes in Certifying Accountant

Previous independent registered public accounting firm

Prior to the Business Combination, our predecessor, GPAC, engaged WithumSmith+Brown, PC (“Withum”), as its independent registered public accounting firm. On February 2, 2018, the Board’s Audit Committee confirmed, recommended and approved the dismissal of Withum as the Company’s independent registered public accounting firm.

Withum audited GPAC’s financial statements for the years ended December 31, 2017 and December 31, 2016 and for the period from May 19, 2015 (date of inception) to December 31, 2015. Withum’s audit report for such periods did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles except as follows: such audit reports for the fiscal years ended December 31, 2017 and December 31, 2016 contained an explanatory paragraph in which Withum expressed substantial doubt as to GPAC’s ability to continue as a going concern if GPAC did not complete a business combination by the deadline set forth in GPAC’s certificate of incorporation.

During the fiscal years ended December 31, 2017 and December 31, 2016 and for the period from May 19, 2015 (date of inception) to December 31, 2015, and the subsequent period through the date of Withum’s dismissal, (i) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between GPAC and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference in connection with Withum’s opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K. We have given permission to Withum to respond fully to the inquiries of the successor auditor. We furnished a copy of this disclosure to Withum and have requested that Withum furnish us with a letter addressed to the SEC stating whether such firm agrees with the above statements or, if not, stating the respects in which it does not agree. We received the requested letter from Withum, and a copy of the letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on February 8, 2018.

New independent registered public accounting firm

On February 2, 2018, as part of the change in independent registered public accounting firms described above, the Audit Committee engaged the registered public accounting firm of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018. BDO USA, LLP audited the financial statements of Purple LLC beginning with the year ended December 31, 2015 through the year ended December 31, 2017. During the two most recent fiscal years and through February 2, 2018, GPAC had not consulted with BDO USA, LLP regarding either (1) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the financial statements of GPAC, or (2) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, of Regulation S-K.

Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Principal Accountant Fees and Services

The following summary sets forth the aggregate fees billed to GPAC by Withum for such services for the fiscal years ended December 31, 2016 and December 31, 2017.

Audit Fees. Audit fees consist of fees for professional services rendered for the audit of GPAC’s year-end financial statements and services that were normally provided by Withum in connection with GPAC’s regulatory filings. The aggregate fees of Withum for professional services rendered for the audit of GPAC’s annual financial statements, review of the financial information included in GPAC’s Forms 10-Q for the respective periods and other required filings with the SEC for the fiscal years ended December 31, 2017 and 2016 totaled approximately $49,000 and

$47,000, respectively. The aggregate fees of Withum related to 2017 and 2016 audit services in connection with the review of GPAC’s proxy statements totaled approximately $67,000 and $16,500. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that were reasonably related to performance of the audit or review of GPAC’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the fiscal years ended December 31, 2017 and 2016, GPAC did not pay Withum any audit-related fees.

Tax Fees. Fees charged to GPAC by Withum for tax return services, planning and tax advice for the fiscal years ended December 31, 2017 and 2016, respectively, were approximately $2,500 and $2,500.

All Other Fees. In the year ended December 31, 2017, GPAC paid Withum approximately $128,000 for certain due diligence services in connection with the Business Combination. GPAC did not pay Withum for any other services for the year ended December 31, 2016.

The following table sets forth the aggregate fees billed to the Company by BDO USA, LLP for fiscal years ended December 31, 2017 and 2016:

	2017	2016
Audit fees(1)	$457,000	$577,000
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total audit and tax fees	$457,000	$577,000

____________

(1)      Audit fees consist of BDO USA, LLP’s fees, including out-of-pocket expenses, for services related to their 2017 and 2016 audits of our annual financial statements, their review of financial statements included in our current reports on SEC Form 8-K, their review of SEC filed registration statements, and fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as the issuance of consents and comfort letters. These fees included services related to multiple preliminary and definitive proxy statements and certain Form 8-K filings in relation to the merger transaction. The presentation of the 2016 audit fees were for services performed in 2017.

(2)      Audit-related fees consist of fees for assurance related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not considered “audit fees.” We did not incur any fees under this category in 2017 or 2016.

(3)      Tax fees consist of advisory services consisting primarily of tax advice. We did not incur any fees under this category in 2017 or 2016.

(4)      All other fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services, if any. We did not incur any fees under this category in 2017 or 2016.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. Purple’s Audit Committee was formed upon consummation of the Business Combination. As a result, the Audit Committee did not pre-approve any of the foregoing services performed by BDO USA, LLP. Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

GPAC’s audit committee was formed upon the consummation of GPAC’s initial public offering. As a result, GPAC’s audit committee did not pre-approve all of the foregoing services performed by Withum, although any such services rendered prior to the formation of GPAC’s audit committee were approved by GPAC’s board of directors. From the formation of GPAC’s audit committee until the Closing, GPAC’s audit committee pre-approved all auditing services and permitted non-audit services performed for GPAC by Withum, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Determination of Independence

There were no fees billed to Purple by BDO USA, LLP for non-audit services. There were no fees billed to GPAC by Withum for non-audit services.

Attendance at Annual Meeting

Representatives from BDO USA, LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Sought

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018 will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018.

Unless marked otherwise, proxies received will be voted “FOR” Proposal No. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed our December 31, 2017 and 2016 audited financial statements, as included in our Current Report on Form 8-K/A filed on March 15, 2018, with our management and has discussed with BDO USA, LLP the matters required to be discussed by the Statement on Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP its independence from us. The Audit Committee has concluded that BDO USA, LLP is independent from the Company and our management.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for our fiscal year ended December 31, 2017 and 2016 be included in our Current Report on Form 8-K/A, which was filed on March 15, 2018.

Members of the Audit Committee

Gary T. DiCamillo

Gary A. Kiedaisch

Claudia Hollingsworth

ANNUAL REPORT

On February 1, 2017, we filed our annual report on Form 10-K for the year ended December 31, 2017. We also filed our Current Report on Form 8-K, as filed with the SEC on February 8, 2018, as amended by Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on February 14, 2018 and Amendment No. 2 to Current Report on Form 8-K/A filed with the SEC on March 15, 2018 (together the “Current Reports”). A copy of the annual report on Form 10-K and each Current Report has been made available with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2019 annual meeting of stockholders. In accordance with Rule 14a-8(b)(2), stockholder proposals, along with proof of ownership, must be received by us not later than December 14, 2018, which is 120 calendar days prior to the anniversary date of when the proxy statement was released to stockholders in connection with the Annual Meeting, or a reasonable time before the registrant begins to print and mail its proxy materials if the date of the annual meeting changes by more than 30 days from the date of the previous year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to us not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. To be timely for the 2019 annual meeting of Stockholders, a stockholder’s notice must be delivered or mailed to and received by us between January 11, 2019 and February 10, 2019. However, in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice.

To be in proper form, a stockholder’s notice must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Stockholder proposals must be in writing and should be addressed to c/o Purple Innovation, Inc., Attention: Corporate Secretary, 123 East 200 North, Alpine, Utah 84004. It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the proxy holders intend to vote the shares they represent as the Board may recommend.

Where You Can Find More Information

This report is available free of charge on our internet website, www.purple.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this Annual Report.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

PURPLE INNOVATION, INC.

2018 Annual Meeting of Shareholders

**MAY 11, 2018,
10:00 A.M. local time**

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1. Election of Directors
   - (1) Terry V. Pearce
   - (2) Tony M. Pearce
   - (3) Gary DiCamillo
   - (4) Pano Anthos
   - (5) Claudia Hollingsworth
   - (6) Gary Kiedaisch
   - (7) Adam Gray

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Ratification of the appointment of BDO USA, LLP as Purple Innovation, Inc.'s independent registered public accounting firm for 2018.

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2018.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PURPLE INNOVATION, INC.

The undersigned appoints Mark Watkins and Casey K. McGarvey, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PURPLE INNOVATION, INC. held of record by the undersigned at the close of business on APRIL 2, 2018 at the Annual Meeting of Stockholders of PURPLE INNOVATION, INC. to be held on held on MAY 11, 2018 at 10:00 a.m., Mountain Time, at the offices of Dorsey & Whitney LLP at 111 S. Main Street, 21st Floor, Salt Lake City, Utah 84111, or at any adjournment thereof. Directions to the Annual Meeting may be obtained by calling (801) 756-2600 ext. 116.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)